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                               EXHIBIT 99.1

                          JOINT FILING AGREEMENT


          The undersigned stockholders of Miller Exploration Company, a Delaware corporation, hereby consent to the joint filing of a Schedule 13(d) in accordance with Rule 13d-1(f)(1) of the Securities Exchange Act of 1934.


Date: March 25, 1999                    /S/ KELLY E. MILLER
                                        Kelly E. Miller



                                        KELLY E. MILLER TRUST


                                        By /S/ KELLY E. MILLER
                                           Kelly E. Miller, Trustee



                                        MILLER AND MILLER, INC.

                                        KELLY E. MILLER TRUST


                                        By /S/ KELLY E. MILLER
                                           Kelly E. Miller, Trustee




                                      * By /S/ TASHIA L. RIVARD
                                           Tashia L. Rivard, Attorney-in-fact